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                                                                    EXHIBIT 10.7

             AMENDMENT NO 1 TO NON-QUALIFIED STOCK OPTION AGREEMENT


         THIS AMENDMENT No. 1 to Non-Qualified Stock Option Agreement (this "Amendment") is made this ___ day of November, 1996, by and between Vaxcel, Inc., a Delaware corporation (the "Corporation") and Paul J. Wilson ("Employee").

         WHEREAS, the Corporation and Employee are parties to that certain Non-Qualified Stock Option Agreement, dated as of August 16, 1993, and identified as No. 9393-1 (the "Agreement"), pursuant to which Employee has the right to purchase up to 500,000 shares of the common stock of the Corporation (the "Option"); and

         WHEREAS, the Corporation and Employee desire to amend the Agreement (i) to reduce the purchase price of the Options, and (ii) to change the vesting schedule described in Paragraph 3 of the Agreement;

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

         A. Paragraph 2 of the Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  2. Purchase Price. The purchase price of each of the shares covered by the Option shall be $1.50 for the Category I, II and III Options as provided in Paragraph 3 below.

         B. Paragraph 3 of the Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  3. Time of Exercise of Option. The Option, until the termination thereof as provided in Paragraph 5 below, may be exercised by Employee according to the following schedule:

                           (a) Category I Options: Options to purchase up to 175,000 shares will vest as follows: (i) 40,000 of the Category I Options shall be exercisable after the Employee has been employed for one full year from August 16, 1993; (ii) an additional 40,000 of the Category I Options shall be exercisable after the Employee has been employed for two years from August 16, 1993; (iii) an additional 40,000 of the Category I Options shall be exercisable after the Employee has been employed for three years from August 16, 1993; (iv) an additional 35,000 of the Category I Options shall be exercisable after the Employee has been employed for four years from August 16, 1993; and (v) the final 20,000 of the Category I Options shall be exercisable after the Employee has been employed for five years from August 16, 1993.
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                           (b) Category II Options: Options to purchase up to
         150,000 shares shall become exercisable upon entry by the Corporation into a sublicense agreement with any Category A or Category B vaccine company identified on Appendix 1 hereto (40,000 shares for each sublicense agreement with any such Category A vaccine company and 20,000 shares each for up to four sublicense agreements with any such Category B vaccine company).

                           (c) Category III Options: Options to purchase up to 175,000 shares shall become exercisable when and if the specified event occurs: (i) 25,000 of the Category III Options shall become exercisable upon consummation of amendments to the SRI/UAB license agreement in a form acceptable to the Board of Directors of the Corporation; (ii) 30,000 of the Category III Options shall become exercisable upon each consummation (up to three, for a total of 90,000 Options) of a public/private offering of stock of the Corporation for $20 million or more which results in new cash raised for the Corporation and/or redistribution of shares held among current shareholders of the Corporation so as to create a more balanced ownership profile, as determined by the Board of Directors of the Corporation; and (iii) 15,000 of the Category III Options shall become exercisable if the market capitalization of the Corporation, based on shares outstanding for 20 consecutive days during the term of the Employee's employment with the Corporation ("Market Capitalization"), reaches or exceeds $65 million; (iv) 30,000 of the Category III Options shall become exercisable if the Market Capitalization reaches or exceeds $100 million; and (v) 15,000 of the Category III Options shall become exercisable if the Market Capitalization reaches or exceeds $135 million.

                           Subject to the foregoing limitation, Employee may exercise the Option to Purchase all the shares granted by this Option at one time or Employee may purchase a portion of the shares granted by this Option from time to time, until the termination thereof as provided in paragraph 5 below.

         C. Paragraph 5 of the Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  5.       Acceleration and Termination of Options.

                           (a) If Employee's employment is terminated by the Corporation for cause under Section 4.01 of his Employment Agreement with the Corporation, the Option will cease vesting as of the effective date of termination.

                           (b) If Employee's employment is terminated for any reason (except termination for cause under Section 4.01 of his Employment Agreement), the portion of the Category I Options that would have vested at the next subsequent anniversary will accelerate and become vested immediately.



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                           (c) If Employee's employment is terminated for any
         reason (except termination for cause under Section 4.01 of his Employment Agreement), and any of the milestones set forth for the Category II or Category III Options are achieved by the Corporation within twelve (12) months after the effective date of the termination of Employee's employment, the portion of such Category II or Category III Options that would have vested under such terms will vest as of the date of such event.

                           (d) The Option, to the extent not theretofore exercised, shall remain exercisable for the periods specified below and shall automatically terminate upon the first to occur of the following dates:

                           (i) if Employee's termination of employment occurs
                  for any reason other than his death or his permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then (A) all Category I, Category II and Category III Options that are vested on the date on which Employee's employment by the Corporation is terminated will remain exercisable for ninety (90) days after the effective date of termination of Employee's employment and will automatically terminate at the end of such ninetieth (90th) day, and (B) any Category II or Category III Options that become exercisable during the 12-month period described in Paragraph 5(c) above, will remain exercisable for ninety (90) days after the date on which such Options first become vested and will automatically terminate at the end of such ninetieth (90th) day;

                           (ii) if Employee's termination of employment occurs
                  by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then (A) all Category I, Category II and Category III Options that are vested on the date on which Employee's employment by the Corporation is terminated will remain exercisable for twelve
                  (12) months after the effective date of termination of Employee's employment and will automatically terminate at the end of the last day of such 12-month period, and (B) any Category II or Category III Options that become exercisable during the 12-month period described in Paragraph 5(c) above, will remain exercisable for ninety (90) days after the date on which such Options first become vested and will automatically terminate at the end of such ninetieth (90th) day;

                           (iii) if Employee's termination of employment occurs
                  by reason of his death, then (A) all Category I, Category II and Category III Options that are vested on the date of death will remain exercisable for a period of one hundred eighty
                  (180) days by the transferee of said Option (or any unexercised portion thereof) pursuant to Employee's Will or the law of descent and distribution, and such Options will automatically terminate at the end of such one hundred eightieth (180th) day, and (B) any Category II


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                  or Category III Options that become exercisable during the
                  12-month period described in Paragraph 5(c) above, will remain exercisable for ninety (90) days after the date on which such Options first become vested and will automatically terminate at the end of such ninetieth (90th) day; and

                           (iv) all Options shall automatically terminate at the
                  end of the day which is ten (10) years and one (1) day following the Date of Grant.

         D. Paragraph 7 of the Agreement is hereby amended by adding the following words immediately following the words "directly or indirectly," in clause (iii) of the first sentence thereof: "in any transaction or series of transactions that has not been approved by the Board".

         E. The references in Paragraph 8 of the Agreement to "Paragraph 5(c)" are hereby changed to "Paragraph 5(d)".

         F. This Amendment shall become effective as of the day and year first above written. Except as expressly amended or modified herein, all of the terms and conditions of the Agreement shall continue in full force and effect.

                         (signatures on following page)

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

                                       VAXCEL, INC.


                                       By:
                                             ------------------------------
                                             Chairman of the Board


(CORPORATE SEAL)                       Attest:
                                                ------------------------------
                                                Secretary


                                                ------------------------------
                                                Paul J. Wilson


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